EXHIBIT 10.35

[Ocugen Letterhead]

November 8, 2017

Steve VanNurden

University of Colorado

Anschutz Medical Campus

Dear Steve:

Reference is hereby made to that certain Exclusive License Agreement by and between The Regents of the University of Colorado (the “University”) and Ocugen, Inc. (“Licensee”), dated as of March 3, 2014, as amended (the “License Agreement”).

By the signatures of their authorized representatives below, each of the University and Licensee (i) acknowledge and agree that the 247,000 shares of Licensee’s common stock previously issued to the University (the “Shares”) were issued in consideration and full satisfaction of the equity licensee fee set forth in Section 2(b) of Appendix A of the License Agreement (the “Equity License Fee”), and (ii) waive and release any further rights they may have with respect to the Equity License Fee or the calculation or payment thereof. This waiver and release shall be effective as of the date of the last issuance of the Shares.

Except as expressly set forth herein, nothing in this letter shall affect the License Agreement, or any of the terms or conditions thereof, each of which shall remain in full force and effect.

Best regards,

/s/

Acknowledged and agreed, Intending to be legally bound: THE REGENTS OF THE UNIVERSITY OF COLORADO

By:	/s/